As filed with the Securities and Exchange Commission on October 17, 2003
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 WESBANCO, INC.
             (Exact name of registrant as specified in its charter)

          West Virginia                                          55-0571723
    (State or other jurisdiction                               (I.R.S. Employer
 of incorporation or organization)                           Identification No.)

            One Bank Plaza                                           26003
       Wheeling, West Virginia                                     (Zip Code)
(Address of Principal Executive Offices)


                               WESBANCO, INC. KSOP
                            (Full title of the plan)

                                 Paul M. Limbert
                      President and Chief Executive Officer
                                 One Bank Plaza
                               Wheeling, WV 26003
                     (Name and address of agent for service)

                                 (304) 234-9000
          (Telephone number, including area code, of agent for service)



                                 With Copies To:

James C. Gardill, Esquire                            J. Robert Van Kirk, Esquire
Phillips, Gardill, Kaiser & Altmeyer, PLLC           Kirkpatrick & Lockhart LLP
61 Fourteenth Street                                 Henry W. Oliver Building
Wheeling, WV  26003                                  535 Smithfield Street
(304) 232-6810                                       Pittsburgh, PA 15222
                                                     (412) 355-6500



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                 Proposed            Proposed
         Title of                                 maximum             maximum       Amount of registration fee
        securities              Amount to be    offering price       aggregate
    to be registered(1)       registered (2)     per share (3)     offering price(3)
---------------------------------------------------------------------------------------------------------------
Common Stock, $2.0833 par        200,000           $24.43            $4,886,000               $395.30
value per share
---------------------------------------------------------------------------------------------------------------



(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate number of interests to be offered or sold pursuant to the WesBanco, Inc. KSOP (the "Plan").

(2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock, $2.0833 par value per share ("Common Stock"), reported on the NASDAQ Stock Market on October 13, 2003.

                                EXPLANATORY NOTE

     This Registration Statement is being filed to register an additional 200,000 shares of Common Stock under the WesBanco, Inc. KSOP as a result of an increase in the number of shares issuable under the Plan. The earlier
Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the "Commission") on June 25, 1996 (File No. 333-06741), is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there is a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      Item 3.     Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the"Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 000-08467); (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003; (iii) the Registrant's Current Reports on Form 8-K filed on April 18, 2003, April 22, 2003, July 1, 2003, July 18, 2003 and September 2, 2003; and
(iv) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on May 2, 1977, as amended on June 10, 1977.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the WesBanco, Inc. KSOP meeting the requirements of
Section 10(a) of the Securities Act of 1933, as amended.


      Item 8.     Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


  Exhibit No.                        Description

   5.1 Opinion of James C. Gardill, Esquire, of Phillips, Gardill, Kaiser & Altmeyer, PLLC, regarding the legality of the shares being registered hereunder (filed herewith).


   23.1        Consent of Ernst & Young LLP (filed herewith).

   23.2 Consent of James C. Gardill, Esquire of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in the Opinion filed as Exhibit 5.1).

   24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 16th day of October, 2003.

                                       WESBANCO, INC.

                                       By: /s/  Paul M. Limbert
                                           -------------------------------------
                                           Paul M. Limbert
                                           President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Young his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:


             Signature                                  Capacity                                       Date
             ---------                                  --------                                       ----

 /s/ James E. Altmeyer                         Director                                         October 16, 2003
 --------------------------------------------
 James E. Altmeyer

 /s/ Ray A. Byrd                               Director                                         October 16, 2003
 --------------------------------------------
 Ray A. Byrd

 /s/ R. Peterson Chalfant                      Director                                         October 16, 2003
 --------------------------------------------
 R. Peterson Chalfant

 /s/ John H. Cheffy                            Director                                         October 16, 2003
 --------------------------------------------
 John H. Cheffy

 /s/ Christopher V. Criss                      Director                                         October 16, 2003
 --------------------------------------------
 Christopher V. Criss



                                      II-3




             Signature                                  Capacity                                       Date
             ---------                                  --------                                       ----

 /s/ James D. Entress                          Director                                         October 16, 2003
 --------------------------------------------
 James D. Entress

 /s/ Abigail N. Feinknopf                      Director                                         October 16, 2003
 --------------------------------------------
 Abigail M. Feinknopf

 /s/ Ernest S. Fragale                         Director                                         October 16, 2003
 --------------------------------------------
 Ernest S. Fragale

 /s/ Edward M. George                          Chairman, Director                               October 16, 2003
 --------------------------------------------
 Edward M. George

 /s/ Roland L. Hobbs                           Director                                         October 16, 2003
 --------------------------------------------
 Roland L. Hobbs

 /s/ John W. Kepner                            Director                                         October 16, 2003
 --------------------------------------------
 John W. Kepner

 /s/ Paul M. Limbert                           President and Chief Executive Officer            October 16, 2003
 --------------------------------------------  (Principal Executive Officer)
 Paul M. Limbert

 /s/ Jay T. McCamic                            Director                                         October 16, 2003
 --------------------------------------------
 Jay T. McCamic

 /s/ William E. Mildren, Jr.                   Director                                         October 16, 2003
 --------------------------------------------
 William E. Mildren, Jr.

                                               Director
 --------------------------------------------
 Joan C. Stamp

                                               Director
 --------------------------------------------
 Carter W. Strauss

 /s/ Reed J. Tanner                            Director                                         October 16, 2003
 --------------------------------------------
 Reed J. Tanner

 /s/ Robert K. Tebay                           Director                                         October 16, 2003
 --------------------------------------------
 Robert K. Tebay

 /s/ Robert H. Young                           Executive Vice President and Chief               October 16, 2003
 --------------------------------------------  Financial Officer (Principal Financial and
 Robert H. Young                               Accounting Officer)


                                                   EXHIBIT INDEX

 Exhibit No.                                 Description

   5.1 Opinion of James C. Gardill, Esquire, of Phillips, Gardill, Kaiser & Altmeyer, PLLC, regarding the legality of the shares being registered hereunder (filed herewith).

   23.1             Consent of Ernst & Young LLP (filed herewith).

   23.2 Consent of James C. Gardill, Esquire of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in the Opinion filed as
                    Exhibit 5.1).

   24.1 Power of Attorney (set forth on the signature page of this Registration Statement).





                                      II-5